CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-197661) and on Forms S-8 (Nos. 333-186797, 333-115378, 333-115379 and 333-11580) of Tyson Foods, Inc. of our report dated August 23, 2013 relating to the financial statements of The Hillshire Brands Company, which appears in this Current Report on Form 8-K of Tyson Foods, Inc. dated September 4, 2014.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
September 4, 2014